SETTLEMENT AGREEMENT AND NON-EXCLUSIVE PATENT CROSS-LICENSE

This Settlement Agreement and Non-Exclusive Patent Cross-License (“Agreement”) is made and entered into effective this 29th day of January, 2010 (the “Effective Date”), by and between, Boston Scientific Corporation, and Boston Scientific Scimed, Inc., formerly Scimed Life Systems, Inc. (hereinafter collectively “Boston Scientific”), on one hand, and, Johnson & Johnson (“J&J”) and Cordis Corporation (“Cordis”, and together with J&J, “J&J/Cordis”), on the other hand (collectively, the “Parties,” or each separately, a “Party”).

RECITALS

A. WHEREAS Boston Scientific is the owner of the Jang Patents (as later defined herein);

B. WHEREAS J&J/Cordis is the owner of the Palmaz and Gray Patents (as later defined herein);

C. WHEREAS Boston Scientific, J&J/Cordis and certain of their Affiliates are parties to Pending Litigations (as defined hereunder) in the United States in which the Jang Patents are being asserted by Boston Scientific and the Palmaz and Gray Patents are being asserted by Cordis;

D. WHEREAS the Parties have agreed to settle the specified Pending Litigations on the terms set forth herein; and

E. WHEREAS the Parties have agreed to grant each other retroactive, paid up, irrevocable, non-exclusive cross-licenses under the Jang Patents, and the Palmaz and Gray Patents, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

In addition to the terms defined above and elsewhere in this Agreement, as used in this Agreement:

1.1.	"Affiliate” or “Affiliates” shall mean any corporation, company, or other business entity that directly, or indirectly through one or more intermediaries, is controlled by or under common control with either Boston Scientific Corporation, Boston Scientific Scimed, Inc., Boston Scientific Vascular Successor, Johnson & Johnson, Cordis Corporation, or Cordis Successor, respectively, but only for so long as such control relationship exists. For such purpose, “control” shall mean (1) the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and/or policies of the entity, whether through the ownership of voting securities, by contract or otherwise or (2) ownership, directly or indirectly, of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the equity or other ownership interest having the power to vote on or direct the affairs of such corporation, firm, partnership, joint venture or other entity.

1.2.	“Boston Scientific’s Vascular Business” shall mean the business units of Boston Scientific that are substantially involved in the manufacture, development and sale of products used in vascular intervention and endovascular procedures, including, balloon catheters, atherectomy devices, guidewires, guiding catheters, stents, drug-eluting stents, bioabsorbable and/or biodegradable stents, stent coatings, and embolic protection devices. Notwithstanding the foregoing, Boston Scientific’s Vascular Business shall not include the business units of Boston Scientific that are primarily involved in the manufacture, development and sale of products that are primarily used in cardiac rhythm management.

1.3.	“Jang Patents” shall mean U.S. patents: 5,922,021; 5,954,743; 6,039,756; 6,152,957; 6,235,053; 6,241,760; 6,409,761; 6,770,088; 6,783,543; 7,081,130; 7,326,241; owned by Boston Scientific or its Affiliates, any U.S. and non-U.S. counterparts of the foregoing patents, any reissues or reexamination certificates that have issued or issue from any of the foregoing patents, and any patents that have issued or issue from any application that claims the benefit of a U.S. or non-U.S. filing date that is claimed by the foregoing patents and patent applications, including any provisional, continuation, continuation in part, division or substitution thereof.

1.4.	“Licensed Product(s)” shall mean any product or service (i) made by or for Boston Scientific (including Affiliates) or Cordis Corporation (including Affiliates) and (ii) externally marketed and offered for sale by or for such Party (including Affiliates) and under such Party’s (including Affiliate’s) branding in the Territory, including, but not limited to, the products that were accused of infringement in one or more of the Pending Litigations, and further including Boston Scientific’s Taxus, Liberte, Taxus Liberte, Express and Taxus Express Stent products, and Cordis’s Cypher Stent products with the sole exception of Cordis’s 2.25 mm Cypher Mini Stent that is the subject of the infringement allegation in Cordis Corporation v Boston Scientific Corporation et al, CA No. 0:09-cv-03445(D. Minn.) (also referred to as the “Minnesota District Court Action”).

1.5.	“Palmaz and Gray Patents” shall mean U.S. Patent Nos. 4,733,665; 4,739,762; 4,776,337; 5,102,417; 5,195,984; and 5,902,332 (Palmaz); and 5,895,406; 5,938,682; 5,980,553; and 6,162,243 (Gray) which are owned by J&J/Cordis or its Affiliates, any U.S. and non-U.S. counterparts of the foregoing patents, any reissues or reexamination certificates that have issued or issue from any of the foregoing patents, and any patents that have issued or issue from any application that claims the benefit of a U.S. or non-U.S. filing date that is claimed by the foregoing patents and patent applications, including any provisional, continuation, continuation in part, division or substitution thereof.

1.6.	“Pending Litigations” shall mean, collectively:

(a) The Cordis Corporation v. Boston Scientific Corporation and Scimed Life Systems, Inc., CA No. 1:03-cv-00027 (D. Del.) litigation, hereinafter referred to as the “Cypher/Express/Taxus Express/Liberte District Court Action” , and

(b) The Cordis Corporation v Boston Scientific Corporation and Boston Scientific Scimed, Inc., CA 1:08-cv-779 (D. Del.) litigation, hereinafter referred to as the “Taxus Liberte District Court Action.”

1.7.	“Stent” shall mean a medical device to be placed into a lumen in a body to maintain patency by supporting the lumen against closure or re-closure, or to mechanically support or expand the lumen thereby serving as a scaffold or matrix to present a material to the wall of such lumen.

1.8.	“Territory” shall mean worldwide.

2.	PAYMENT

2.1.	Boston Scientific shall pay or cause to be paid to Johnson & Johnson the aggregate amount of one billion seven hundred twenty-five million dollars ($1,725,000,000.00) plus interest, in the manner and in such amounts as set forth in this Section 2. Any payment provided in this Section 2 shall be made by wire transfer to the following account:

Bank Name                 JP Morgan Chase Bank

ABA Number

Swift ID:

Account Name            Johnson & Johnson

Account Number

2.2.	By 3:00 PM EST on February 1, 2010, Boston Scientific shall pay or cause to be paid to Johnson & Johnson the amount of one billion ($1,000,000,000.00) by wire transfer to the bank and account identified in Section 2.1.

2.3.	By 12:00 PM EST on January 3, 2011, Boston Scientific shall pay or cause to be paid to Johnson & Johnson the amount of seven hundred twenty-five million dollars ($725,000,000.00) by wire transfer to the bank and account identified in Section 2.1.

2.4.	Boston Scientific shall pay or cause to be paid interest on the seven hundred twenty-five million dollars ($725,000,000.00) due pursuant to Section 2.3 at the prime rate of interest (as published on the first business day of each month in the Wall Street Journal), rate adjusted monthly, applied to the prior month period and payable on the third business day of each month with respect to the period following the Effective Date through the last date of payment hereunder, by wire transfer to the bank and account identified in Section 2.1.

2.5.	By 3:00 PM EST on February 1, 2010, Boston Scientific shall cause an irrevocable letter of credit in the amount of seven hundred forty-five million ($745,000,000) to be issued by Bank of America, in the form attached as Exhibit A, and otherwise suitable to J&J/Cordis, guaranteeing payment of the seven hundred twenty-five million dollars ($725,000,000.00) and interest due pursuant to Sections 2.3 and 2.4.

2.6.	(a) In the event that Boston Scientific fails to make all or part of the $725,000,000 payment when due on January 3, 2011 in accordance with Section 2.3, then J&J/Cordis shall immediately be entitled to draw down on the irrevocable letter of credit in the unpaid amount then due.

(b) In the event that Boston Scientific fails to timely make any interest payment when due in accordance with Section 2.4, then J&J/Cordis shall immediately be entitled to draw down on the irrevocable letter of credit in the unpaid amount then due, not to exceed for all unpaid interest payments the aggregate of $20,000,000.

(c) In the event that Boston Scientific owes any amount in excess of the amount available under the irrevocable letter of credit, Boston Scientific shall promptly make separate payment of such amount to J&J/Cordis by wire transfer to the account identified in Section 2.1.

3.	SETTLEMENT, JUDGMENT AND SATISFACTION

3.1.	Boston Scientific and Cordis hereby settle the Pending Litigations and shall consent to the entry of judgment as to all remaining claims in the Pending Litigations, including the Cypher/Express/Taxus Express/Liberte District Court Action and the Taxus Liberte District Court Action, and to a final judgment of damages to be paid by Boston Scientific to Cordis in the amount of one billion seven hundred twenty-five million dollars ($1,725,000,000.00), by executing and filing the “Consent Judgment” in the form attached as Exhibit B which shall be executed and filed with the court no later than February 1, 2010.

3.2.	As long as all payments are timely made by or for Boston Scientific pursuant to Sections 2.2., 2.3, and 2.4, and the irrevocable letter of credit is timely issued by Bank of America pursuant to Section 2.5, Cordis agrees to refrain from executing on this judgment.

3.3.	In the event that all payments due to J&J/Cordis hereunder are paid in full in accordance with this Agreement, and Boston Scientific shall have performed each of its obligations hereunder in all material respects as of January 3, 2011, Cordis shall then agree that such judgment referred to in Section 3.1 has been satisfied.

3.4.	Each Party shall each bear its own costs, expenses, and attorney fees in connection with this Agreement and the Pending Litigations, regardless of any costs, expenses, and attorney fees that have already been awarded by a judicial tribunal, except that Cordis shall be entitled to collect its attorneys fees and costs in connection with any collection of any overdue amounts not timely paid pursuant to Section 2. No party shall otherwise seek any costs in any of the Pending Litigations.

3.5.	The existence and/or terms of this Agreement shall not be used in any litigation between the Parties, including any Affiliates of the Parties, except in an action (1) to enforce the terms of the Agreement, (2) to obtain and, if necessary enforce, the final judgment as set forth in Section 3 or (3) for damages associated with the breach of the Agreement.

4.	J&J/CORDIS’S LICENSE TO THE JANG PATENTS

4.1.	Grant of License from Boston Scientific to J&J/Cordis.

(a) Subject to the terms and conditions of this Agreement, Boston Scientific hereby grants J&J/Cordis and its Affiliates a retroactive, non-exclusive, personal, non-transferable (except as expressly set forth herein), paid-up, perpetual, and irrevocable license under the Jang Patents to make, have made, use, sell, offer for sale, export and import the Licensed Products in the Territory.

(b) J&J/Cordis may assign, delegate, sell or transfer (each collectively, “transfer”) all rights and responsibilities hereunder this Agreement to a purchaser acquiring the capital stock of or all or substantially all of the assets of Cordis Corporation (hereinafter “Cordis Successor”), without obtaining the prior written consent of Boston Scientific, provided that: (1) any such Cordis Successor immediately consents in writing to be bound by the terms and conditions of this Agreement; (2) no such potential Cordis Successor, or any of its Affiliates, has operated a Stent or Stent-related businesses prior to such transfer; and (3) the license rights transferred to any such Cordis Successor shall extend only to the Licensed Products that are commercially released or for which significant steps have been taken to commercialization as of the effective date of the divestiture (“Cordis Covered Products”) and for new versions of such Cordis Covered Products that have merely incremental differences from such Cordis Covered Products and shall not in any event include any products, processes, technologies or services of the Cordis Successor, any Affiliate of the Cordis Successor, or any other third party. This Section 4.1(b) shall apply regardless of whether the business is divested by a distribution to existing shareholders, a sale of assets or as a sale of a legal entity (e.g., sale of a subsidiary). Johnson & Johnson, or the Cordis Successor if Johnson & Johnson shall no longer have a separate corporate existence, shall, within thirty (30) days after any such transfer provide Boston Scientific with written notice, which notice will contain: (i) the effective date of the divestiture; (ii) a description of the transaction through which the divestiture occurred; and (iii) reasonably detailed information regarding the Covered Products. The Cordis Successor may not further transfer the transferred license rights, or any portion thereof (by operation of law or otherwise). The transferred license rights will immediately terminate upon any such attempted further transfer (by operation of law or otherwise), and any such attempted further transfer will be null and void.

(c) This Agreement shall have no effect on Boston Scientific’s right to assert any patent not identified as a Jang Patent in this Agreement.

4.2.	No Other Rights. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property, other than the rights expressly granted in this Agreement with respect to the Jang Patents. In particular, J&J/Cordis shall have no right to sublicense, assign or otherwise grant any rights under the Jang Patents except as expressly provided in Section 4.1(b). All rights not expressly granted above or otherwise in this Agreement are expressly reserved by Boston Scientific.

4.3.	Company Liable for Obligations of Affiliates. J&J/Cordis shall cause all of its Affiliates to comply with and perform all obligations and covenants under each and every term and condition of this Agreement. J&J/Cordis Corporation is and shall remain primarily liable to Boston Scientific for all of its Affiliates’ obligations, covenants, representations and performance under each and every term and condition of this Agreement.

5.	BOSTON SCIENTIFIC’S LICENSE TO THE PALMAZ AND GRAY PATENTS

5.1.	Grant of License from J&J/Cordis to Boston Scientific.

(a) Subject to the terms and conditions of this Agreement, J&J/Cordis hereby grants Boston Scientific and its Affiliates a retroactive, non-exclusive, personal, non-transferable (except as expressly set forth herein), paid-up, perpetual, and irrevocable license under the Palmaz and Gray Patents to make, have made, use, sell, offer for sale, export and import the Licensed Products in the Territory.

(b) Boston Scientific may assign, delegate, sell or transfer (each collectively, “transfer”) all rights and responsibilities hereunder this Agreement to a purchaser acquiring all or substantially all of the assets of Boston Scientific’s Vascular Business (hereinafter “Boston Scientific Vascular Successor”), without obtaining the prior written consent of J&J/Cordis, provided that: (1) any such Boston Scientific Vascular Successor immediately consents in writing to be bound by the terms and conditions of this Agreement; (2) no such potential Boston Scientific Vascular Successor, or any of its Affiliates, has operated a Stent or Stent-related businesses prior to such transfer; and (3) the license rights transferred to any such Boston Scientific Vascular Successor shall extend only to the Licensed Products of Boston Scientific that are commercially released or for which significant steps have been taken to commercialization as of the effective date of the divestiture (“Boston Scientific Covered Products”) and for new versions of such Boston Scientific Covered Products that have merely incremental differences from such Boston Scientific Covered Products and shall not in any event include any products, processes, technologies or services of the Boston Scientific Vascular Successor, any Affiliate of the Boston Scientific Vascular Successor, or any other third party. This Section 5.1(b) shall apply regardless of whether the business is divested by a distribution to existing shareholders, a sale of assets or as a sale of a legal entity (e.g., sale of a subsidiary). Boston Scientific, or the Boston Scientific Vascular Successor if Boston Scientific shall no longer have a separate corporate existence, shall, within thirty (30) days after any such transfer provide J&J/Cordis with written notice, which notice will contain: (1) the effective date of the divestiture; (2) a description of the transaction through which the divestiture occurred; and (3) reasonably detailed information regarding the Boston Scientific Covered Products. The Boston Scientific Vascular Successor may not further transfer the transferred license rights, or any portion thereof (by operation of law or otherwise). The transferred license rights will immediately terminate upon any such attempted further transfer (by operation of law or otherwise), and any such attempted further transfer will be null and void.

(c) This Agreement shall have no effect on J&J/Cordis’ right to assert any patent not identified as a Palmaz or Gray Patent in this Agreement.

5.2.	No Other Rights. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property, other than the rights expressly granted in this Agreement with respect to the Palmaz and Gray Patents. In particular, Boston Scientific shall have no right to sublicense, assign or otherwise grant any rights under the Palmaz and Gray Patents except as expressly provided in Sections 5.1(b). All rights not expressly granted above or otherwise in this Agreement are expressly reserved by J&J/Cordis.

5.3.	Company Liable for Obligations of Affiliates. Boston Scientific shall cause all of its Affiliates to comply with and perform all obligations and covenants under each and every term and condition of this Agreement. Boston Scientific is and shall remain primarily liable to J&J/Cordis for all of its Affiliates’ obligations, covenants, representations and performance under each and every term and condition of this Agreement.

6.	RELEASES

6.1.	Release by Boston Scientific. In addition to the entry of consent judgment in the Pending Litigations, Boston Scientific, on its own behalf and on behalf of its Affiliates, hereby releases and discharges J&J/Cordis and its Affiliates and its and their successors, assigns, directors, officers, employees, agents and customers from all causes of action, demands, claims, damages and liabilities of any nature, whether known or unknown, arising from or in connection with the Jang Patents only, occurring prior to the Effective Date of this Agreement, including, without limitation, all claims that Boston Scientific or any of its Affiliates have asserted or could have asserted in any judicial proceeding that the Jang Patents have been infringed by J&J/Cordis or its Affiliates in the Territory. The sole exception to this release is Boston Scientific’s infringement claim directed to Cordis’s 2.25 mm Cypher Mini Stent that is the subject of Cordis Corporation v Boston Scientific Corporation et al, CA No. 0:09-cv-03445(D. Minn.).

6.2.	Release by J&J/Cordis. In addition to the entry of consent judgment in the Pending Litigations, J&J/Cordis, on its own behalf and on behalf of its Affiliates, hereby releases and discharges Boston Scientific and its Affiliates and its and their successors, assigns, directors, officers, employees, agents and customers from all causes of action, demands, claims, damages and liabilities of any nature, whether known or unknown, arising from or in connection with the Palmaz and Gray Patents only, occurring prior to the Effective Date of this Agreement, including, without limitation, all claims that J&J/Cordis or any of its Affiliates have asserted or could have asserted in any judicial proceeding that the Palmaz and Gray Patents have been infringed by Boston Scientific or its Affiliates in the Territory.

6.3.	Limits On Releases. The releases granted in this Agreement shall not be used in any litigation as evidence that a product or service or hypothetical product or service is a non-infringing alternative.

7.	REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATIONS

7.1.	Representations and Warranties of Boston Scientific. Boston Scientific represents and warrants that: (i) it has full corporate power and authority to execute and deliver this Agreement and the irrevocable letter of credit, to consummate the transactions contemplated hereby and to bind its Affiliates as set forth herein; (ii) it or its Affiliates own the entire right, title and interest in the Jang Patents; and (iii) neither it nor any of its Affiliates have granted and will not grant any licenses or other rights, under the Jang Patents or otherwise, that would conflict with or prevent the enjoyment of the rights granted to J&J/Cordis and its Affiliates hereunder.

7.2.	Representations and Warranties of J&J/Cordis. J&J/Cordis represents and warrants that: (i) it has full corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to bind its Affiliates as set forth herein; (ii) it or its Affiliates own the entire right, title and interest in the Palmaz and Gray Patents; and (iii) neither it nor any of its Affiliates have granted and will not grant any licenses or other rights, under the Palmaz and Gray Patents or otherwise, that would conflict with or prevent the enjoyment of the rights granted to Boston Scientific hereunder.

7.3.	Indemnification by Boston Scientific: Boston Scientific shall indemnify, defend and hold harmless J&J/Cordis, and each of its and their respective employees, officers, directors and agents (for purposes of this Section 7.3, collectively “the Indemnified Party”) from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys’ fees) that the Indemnified Party may incur, suffer or be required to pay due to a breach of any covenant, representation or warranty contained in this Agreement, including, but not limited to, any claims by G. David Jang, his successors, agents, licensees, or assigns, with respect to the Jang Patents. In the event that G. David Jang brings an action against J&J/Cordis with respect to the Jang Patents, Boston Scientific will have the right to control the action and Cordis will reasonably cooperate with Boston Scientific.

7.4.	Indemnification by J&J/Cordis: J&J/Cordis shall indemnify, defend and hold harmless Boston Scientific, and each of its and their respective employees, officers, directors and agents (for purposes of this Section 7.4, collectively “the Indemnified Party”) from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys’ fees) that the Indemnified Party may incur, suffer or be required to pay due to a breach of any covenant, representation or warranty contained in this Agreement.

7.5.	No Other Representations, Warranties, and Indemnifications. OTHER THAN AS EXPRESSLY SET FORTH IN SECTIONS 7.1 AND 7.2 ABOVE, NEITHER BOSTON SCIENTIFIC NOR J&J/CORDIS MAKE ANY REPRESENTATIONS OR EXTEND WARRANTIES OR INDEMNIFICATIONS OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF ANY PRODUCTS WILL NOT INFRINGE ANY COPYRIGHT, PATENT, TRADEMARK, OR OTHER RIGHTS.

8.	CONFIDENTIALITY

The terms of this Agreement shall be maintained in strict confidence by the Parties except that either Party may disclose such terms as required by law, including without limitation SEC reporting requirements. Either Party may further disclose the fact of the settlement of the Pending Litigations, the consent judgment entered, and the specifics relating to the amounts, nature and timing of the payments made and to be made.

9.	TERM AND TERMINATION

9.1.	Term. This Agreement shall commence as of the Effective Date, after the Parties’ signatures of this Agreement, and shall terminate after the expiration of the last to expire of the Licensed Patents (“Term”).

9.2.	Termination. This Agreement may only be terminated by mutual written agreement of the Parties.

10.	NEGATION OF AGENCY

Nothing herein contained shall be deemed to create any relationship in the nature of agency, joint venture, partnership, or similar relationship between Boston Scientific, J&J/Cordis and their Affiliates. Neither Party shall be authorized to bind or obligate the other Party in any manner.

11.	NOTICE

Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, to the Parties at the addresses indicated below.

If to Boston Scientific, to: with copies to:	Attn: General Counsel Boston Scientific Corporation 1 Boston Scientific Place Natick, Massachusetts 01760 John M. Desmarais Kirkland & Ellis 601 Lexington Avenue New York, NY 10022
If to J&J/Cordis, to: with copies to:	Attn: General Counsel Johnson & Johnson One Johnson & Johnson Plaza New Brunswick, New Jersey 08933 Gregory L. Diskant

Patterson Belknap Webb & Tyler LLC
Avenue of the Americas
New York, New York 10036

Any such notice shall be deemed to have been received on the date actually received. Either Party may change its address by giving the other Party written notice, delivered in accordance with this Section.

12.	ENTIRE AGREEMENT

This Agreement and its exhibits constitute the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof and supersede and terminate any prior or contemporaneous agreements and understandings between the Parties, whether oral or in writing, relating to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. Each Party in deciding to execute this Agreement has retained counsel and has not relied on any understanding, agreement, representation or promise by the other Party that is not explicitly set forth herein.

13.	GOVERNING LAW

This Agreement and its exhibits shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles. The Parties irrevocably agree that the federal district court in the State of Delaware shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with this Agreement and that, accordingly, any proceedings arising out of or in connection with this Agreement shall be brought in the United States District Court for the District of Delaware. Notwithstanding the foregoing, if there is any dispute for which the federal district courts in the State of Delaware do not have subject matter jurisdiction, the state courts in Delaware shall have jurisdiction. In connection with any dispute arising out of or in connection with this Agreement, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of Delaware.

14.	SEVERABILITY

If one or more provisions of this Agreement is held to be invalid or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded. In the event a part or provision of this Agreement is held to be invalid or unenforceable or in conflict with law for any reason, the Parties shall replace any invalid part or provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

15.	COUNTERPARTS

This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original as against a Party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

16.	THIRD PARTY BENEFICIARIES AND ASSIGNMENTS

16.1.	Nothing in this Agreement shall be construed to give rise to any right or obligation for the benefit of a third party or to confer any rights on any party other than Boston Scientific or J&J/Cordis and their Affiliates. Except as otherwise specified in Sections 4.1(b) and 5.1(b), neither Party may assign, delegate, sell, transfer, sublicense or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise, any or all of its rights or obligations under this Agreement to any other person, business or entity other than its Affiliates without the other Party’s written consent, and any purported assignment or transfer in violation of this Section 16 shall be null and void.

16.2.	For the avoidance of doubt, any assignment or other transfer of any license rights hereunder is prohibited unless the assignee or transferee has first agreed in writing to be bound by the terms and conditions of this Agreement, and any purported assignment or transfer in violation of this requirement shall be null and void.

16.3.	For the avoidance of doubt, any assignment or other transfer of any rights (not including a non-exclusive license) to any of the Jang Patents or Palmaz and Gray Patents is prohibited unless the assignee or transferee has first agreed in writing to be bound by the terms and conditions of this Agreement, and any purported assignment or transfer in violation of this requirement shall be null and void.

17.	CONSULTATION WITH COUNSEL AND RELIANCE

Each of the Parties acknowledges that it has consulted with, or has had the opportunity to consult with, counsel of its choice, and that in executing this Agreement it has not relied upon any statements, representations or agreements of any other person other than those contained herein.

18.	CAPTIONS

Captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit, or describe the scope of this Agreement or the intent of any provision herein.

19.	CONSTRUCTION

This Agreement has been jointly negotiated and drafted by the Parties through their respective counsel and no provision shall be construed or interpreted for or against any of the Parties on the basis that such provision, or any other provision, or the Agreement as a whole, was purportedly drafted by the particular Party. All references to periods of days for taking certain actions in this Agreement shall be construed to refer to business days.

* * * * *

IN WITNESS WHEREOF, the parties’ authorized representatives have executed this Agreement on the dates set forth below.

Boston Scientific Corporation	Johnson & Johnson
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:
Boston Scientific Scimed, Inc.	Cordis Corporation
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

EXHIBIT A

[LETTERHEAD OF ISSUER OF LETTER OF CREDIT]

FEBRUARY 1 , 2010

BENEFICIARY: JOHNSON & JOHNSON APPLICANT:
BENEFICIARY ADDRESS BOSTON SCIENTIFIC CORPORATION
ATTENTION: ONE BOSTON SCIENTIFIC PLACE
NATICK, MA 01760
REF:	IRREVOCABLE LETTER OF CREDIT NO.

GENTLEMEN:

WE HEREBY OPEN OUR UNCONDITIONAL IRREVOCABLE CLEAN LETTER OF CREDIT NO.        IN YOUR FAVOR AVAILABLE BY YOUR DRAFT(S) AT SIGHT FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE OF SEVEN HUNDRED FORTY-FIVE MILLION DOLLARS ($745,000,000.00). WE ARE INFORMED BY THE APPLICANT THAT THIS LETTER OF CREDIT IS ISSUED IN REGARDS TO THIS CERTAIN ”SETTLEMENT AGREEMENTAND NON-EXCLUSIVE PATENT CROSS-LICENSE” BY AND BETWEEN, ON THE ONE HAND, BOSTON SCIENTIFIC CORPORATION AND, ON THE OTHER HAND, JOHNSON & JOHNSON AND CORDIS CORPORATION, DATED JANUARY 29, 2010, (hereinafter the “Settlement Agreement”) EFFECTIVE IMMEDIATELY.

ALL DRAFTS SO DRAWN MUST BE MARKED “DRAWN UNDER IRREVOCABLE LETTER OF CREDIT OF [ISSUING BANK], NO.       , DATED FEBRUARY 1, 2010” MULTIPLE DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT AND EACH DRAWING HONORED BY US WILL REDUCE THE AMOUNT AVAILABLE FOR DRAWING UNDER THIS LETTER OF CREDIT BY THE AMOUNT OF SUCH DRAWING.

THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT      , OR SUCH OTHER OFFICE AS WE MAY DESIGNATE BY WRITTEN NOTICE TO YOU, AND EXPIRES WITH OUR CLOSE OF BUSINESS ON JANUARY 31, 2011. ANY DRAFTS TO BE DRAWN MAY BE PRESENTED BY FACSIMILE TO OUR FAX NUMBER 1.800.755.8743. IF PRESENTATION IS BY FACSIMILE, THE ORIGINAL DRAFT MUST BE SENT BY OVERNIGHT COURIER THE SAME DAY AS THE FAX PRESENTATION. ANY FAX PRESENTATIONS MUST ALSO BE IMMEDIATELY FOLLOWED UP WITH A PHONE CALL TO 1.570.330.4213 TO CONFIRM RECEIPT.

ALL DRAWINGS MUST BE MADE BY PRESENTATION OF A SIGHT DRAFT IN THE FORM OF SCHEDULE A ATTACHED HERETO ACCOMPANIED BY THE FOLLOWING:

—WITH RESPECT TO AMOUNTS DUE UNDER SECTION 2.3 OF THE SETTLEMENT AGREEMENT, A BENEFICIARY’S STATEMENT SIGNED BY THE GENERAL COUNSEL OF THE BENEFICIARY READING SUBSTANTIALLY AS FOLLOWS:

“BOSTON SCIENTIFIC CORPORATION HAS FAILED TO PAY TO JOHNSON & JOHNSON ALL OR PART OF THE $725,000,000 PAYMENT AS AND WHEN DUE ON JANUARY 3, 2011 UNDER SECTION 2.3 OF THE SETTLEMENT AGREEMENT AND JOHNSON & JOHNSON IS THEREFORE ENTITLED TO PAYMENTS IN THE AMOUNT OF $     . PAYMENT WILL BE EFFECTED IMMEDIATELY UPON RECEIPT OF THE ORIGINAL SIGHT DRAFT AND THE EXECUTED BENEFICIARY’S STATEMENT AT OUR ABOVE OFFICE.”

—WITH RESPECT TO AMOUNTS DUE UNDER SECTION 2.4 OF THE SETTLEMENT AGREEMENT, A BENEFICIARY’S STATEMENT SIGNED BY THE GENERAL COUNSEL OF THE BENEFICIARY READING SUBSTANTIALLY AS FOLLOWS:

“BOSTON SCIENTIFIC CORPORATION HAS FAILED TO PAY TO JOHNSON & JOHNSON ALL OR PART OF INTEREST PAYMENTS AS AND WHEN DUE UNDER SECTION 2.4 OF THE SETTLEMENT AGREEMENT, NOT TO EXCEED $20,000,000 IN THE AGGREGATE FOR UNPAID INTEREST, AND JOHNSON & JOHNSON IS THEREFORE ENTITLED TO PAYMENTS IN THE AMOUNT OF $     . PAYMENT WILL BE EFFECTED IMMEDIATELY UPON RECEIPT OF THE ORIGINAL SIGHT DRAFT AND THE EXECUTED BENEFICIARY’S STATEMENT AT OUR ABOVE OFFICE.”

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF ARTICLE 38 OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER AVAILABLE UPON REQUEST, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION, AND OUR CUSTOMARY PAYMENT OF OUR TRANSFER CHARGES OF $ 500.00 SHALL BE FOR THE ACCOUNT OF THE APPLICANT.

WE HEREBY DO UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT OR DRAFTS DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO.        FOR THE AMOUNT AVAILABLE TO BE DRAWN ON THIS LETTER OF CREDIT UPON PRESENTATION OF YOUR SIGHT DRAFT IN THE FORM OF SCHEDULE A ATTACHED HERETO DRAWN ON US AT OUR OFFICES SPECIFIED ABOVE DURING OUR USUAL BUSINESS HOURS ON OR BEFORE THE EXPIRATION DATE HEREOF.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS OR QUALIFICATION. OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS — 2007 REVISION, INTER-NATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 600, AND AS TO MATTERS NOT GOVERNED BY THE UCP, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. LAW.

[ISSUER OF LETTER OF CREDIT]

SCHEDULE A -FORM OF SIGHT DRAFT

(INSERT DATE OF SIGHT DRAFT, WHICH MUST BE DATE OF PRESENTMENT)

TO:	BANK OF AMERICA, N.A. 1000 W. TEMPLE STREET, 7TH FL. LOS ANGELES, CA 90012 ATTN: STANDBY LETTER OF CREDIT DEPARTMENT

FOR THE VALUE RECEIVED, PAY TO THE ORDER OF               BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE FOLLOWING ACCOUNT:

[NAME OF ACCOUNT]
[ACCOUNT NUMBER]
NAME AND ADDRESS OF BANK AT WHICH ACCOUNT IS MAINTANED]
[ABA NUMBER]
[REFERENCE]

THE FOLLOWING AMOUNT:

[INSERT NUMBER OF DOLLARS IN WRITING] UNITED STATES DOLLARS (US$ [INSERT NUMBER OF DOLLARS IN FIGURES])

DRAWN UPON YOUR IRREVOCABLE LETTER OF CREDIT NO.    DATED             , 2010.

{BENEFICIARY}

BY:

TITLE:

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

CORDIS CORPORATION, Plaintiff, v. BOSTON SCIENTIFIC CORPORATION and BOSTON SCIENTIFIC SCIMED, INC., Defendants.	) ) ) ) ) ) ) )	C.A. No. 08-779-SLR

CORDIS CORPORATION, Plaintiff, v. BOSTON SCIENTIFIC CORPORATION and SCIMED LIFE SYSTEMS, INC., Defendants.	) ) ) ) ) ) ) )	C.A. No. 03-027-SLR

CONSENT JUDGMENT

Whereas the parties in the two above-captioned actions have entered into a Settlement Agreement and Non-Exclusive Patent Cross-License dated January 29, 2010 (hereinafter, “the Agreement”) that settles all remaining claims between the parties in the above-captioned cases;

IT IS HEREBY ORDERED AND ADJUDGED that judgment be and is hereby entered in the amount of one billion seven hundred twenty five million dollars ($1,725,000,000.00) payable by Boston Scientific to Cordis pursuant to the terms of the Agreement.

Dated:      , 2010

United States District Court JudgeS.CONT

Steven J. Balick (I.D. #2114)
John G. Day (I.D. #2403)
Ashby & Geddes
222 Delaware Avenue, 17th Floor
P.O. Box 1150
Wilmington DE 19899
(302) 654-1888

Attorneys for Plaintiff
Cordis Corporation

Of Counsel:
Gregory L. Diskant
Patterson Belknap Webb & Tyler llp
1133 Avenue of the Americas
New York, NY 10036
(212) 336-2000

Dated:

Josy W. Ingersoll (No. 1088)
John W. Shaw (No. 3362)
Adam W. Poff (No. 3990)
YOUNG CONAWAY STARGATT
& TAYLOR, LLP
1000 West Street, 17th Floor
The Brandywine Building
Wilmington, Delaware 19801
(302) 571-6600

Attorneys for Defendants
Boston Scientific Corporation and
Boston Scientific Scimed, Inc.

Of Counsel:
John M. Desmarais
KIRKLAND & ELLIS LLP
Citigroup Center
601 Lexington Ave.
New York, New York 10022
(212) 446-4800

Dated: